As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in its Charter)

Canada	3851	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	520 Applewood Crescent Vaughan, Ontario Canada, L4K 4B4 (905) 695-7700
(Address of Principal Executive Offices)

Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (Full Title of the Plan)

Christina Ackermann
Executive Vice President & General Counsel and

President, Ophthalmic Pharmaceuticals

Bausch + Lomb Corporation
520 Applewood Crescent

Vaughan, Ontario

Canada, L4K 4B4

(905) 695-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bausch + Lomb Corporation, a company incorporated under the Canada Business Corporations Act (the “Registrant”), relating to (i) 28,000,000 common shares of the Registrant, no par value per share (“Common Shares”), that are authorized for issuance under the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (the “Omnibus Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issuable under the Omnibus Plan by reason of any stock dividend, stock split or other similar transaction.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Omnibus Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)   The Registrant’s prospectus, dated May 5, 2022, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s registration statement on Form S-1 (Registration No. 333-262148), as originally filed by the Registrant with the Commission on January 13, 2022, and subsequently amended;

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Registration Statement on Form S-1 referred to in clause (a) above; and

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-41380), dated May 5, 2022, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 124 of the Canada Business Corporations Act (“CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, the Registrant may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Registrant, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the Registrant’s request.

The Registrant’s by-laws also provide that, subject to any restrictions in the CBCA, the Registrant may indemnify any person. The Registrant’s by-laws further provide that, subject to the limitations contained in the CBCA, the Registrant may purchase and maintain insurance for the benefit of any person eligible for indemnification under the Articles. The Registrant maintains insurance for certain liabilities incurred by its directors and officers in their capacity with the Registrant or its subsidiaries.

In addition, the Registrant has entered, or will enter, into separate indemnity agreements with each of its directors and officers pursuant to which the Registrant agrees to indemnify and hold harmless its directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the CBCA and the Registrant’s articles and by-laws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Articles of Bausch + Lomb Corporation (to be effective as of the closing of the Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as amended, filed on May 27, 2021 (Registration No. 333-262148)).
4.2	Form of Articles of Bausch + Lomb Corporation (to be effective upon its continuance under the CBCA) (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, as amended, filed on May 27, 2021 (Registration No. 333-262148)).
4.3	Form of By-laws of Bausch + Lomb Corporation (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, as amended, filed on May 27, 2021 (Registration No. 333-262148)).
5.1*	Opinion of Osler, Hoskin & Harcourt LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24*	Powers of Attorney (included in signature pages hereof)
99*	Bausch + Lomb Corporation 2022 Omnibus Incentive Plan
107*	Filing Fee Table

___________

*  Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on the 5th day of May, 2022.

BAUSCH + LOMB CORPORATION

By:	/s/ Joseph C. Papa
	Name:	Joseph C. Papa
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph C. Papa, Sam A. Eldessouky and Christina Ackermann, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph C. Papa Joseph C. Papa	Chief Executive Officer and Chairman (principal executive officer)	May 5, 2022

/s/ Sam A. Eldessouky Sam A. Eldessouky	Chief Financial Officer (principal financial officer)	May 5, 2022

/s/ Frederick J. Munsch	Chief Accounting Officer	May 5, 2022
Frederick J. Munsch	(principal accounting officer)

/s/ Thomas W. Ross, Sr. Thomas W. Ross, Sr.	Lead Independent Director	May 5, 2022

/s/ Nathalie Bernier Nathalie Bernier	Director	May 5, 2022

/s/ Andrew C. von Eschenbach Andrew C. von Eschenbach	Director	May 5, 2022

/s/ Sarah B. Kavanagh Sarah B. Kavanagh	Director	May 5, 2022

/s/ John A. Paulson John A. Paulson	Director	May 5, 2022

/s/ Russel C. Robertson Russel C. Robertson	Director	May 5, 2022

/s/ Richard U. De Schutter Richard U. De Schutter	Director	May 5, 2022